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                                                                     EXHIBIT 99

     Statement Regarding the Certifications Required Pursuant to 18 U.S.C.
            Section 1350, as Adopted Pursuant to Section 906 of the
                           Sarbanes-Oxley Act of 2002

18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, requires the Chief Executive Officer and Chief Financial Officer of RVM Industries, Inc. (the "Company"), to certify that: (1) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods presented therein.

I, the undersigned Jacob Pollock, serving as the Company's Chief Executive Officer and Chief Financial Officer, am unable to make the foregoing required certifications. The financial statements included in the referenced Form 10-Q have not been reviewed by independent accountants, as required by Regulation S-X, Rule 10-01(d), and thus the Report does not fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and, since the Company shortly will be materially restating its financial statements as at the end of its fiscal year ended March 31, 2002, I am unable to certify that the information contained in the Report fairly presents the financial condition of the Company.


                                               /s/ Jacob Pollock
                                               Chief Executive Officer and
                                               Chief Financial Officer
                                               August 13, 2002



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